AGREEMENT AMONG
PRB II, LLC,
Integrity Foods Group, LLC
And
Certain Related Parties

October 30, 2014

Whereas Integrity Foods Group, LLC (the "**Seller**") owned and previously operated a restaurant called Pizza Lounge (the "**Restaurant**") @ 410 South Rampart, Suite 120; Las Vegas, NV 89145 (the "**Location**"). Whereas the Restaurant served various liquor items pursuant to its liquor license with the City Of Las Vegas (License #: R09-01723; the "**License**");

Whereas, the Seller has ceased operating at the Location;

Whereas, the Seller, certain parties related to the Seller and PRB II, LLC (the "**Buyer**") have reached an agreement whereby the Buyer has: (1) entered into a new lease for the Location; (2) taken over the equipment at the Location, and (3) intends to open and operate a new restaurant called ***TAPAS by Alex Stratta*** ("TAPAS") at the Location,

And Whereas, the Buyer seeks to secure approval from the City of Las Vegas to serve various liquors at TAPAS;

The parties hereto agree as follows:

In consideration for the payment of $10.00, the Seller shall sell to the Buyer its License, subject to any restrictions placed on such License by the City of Las Vegas. Further, to the extent permitted by the City of Las Vegas, the Seller shall permit the Buyer to operate TAPAS under the Seller's License and cooperate in all such regards.

Agreed as of this date by:

THE SELLER:

Integrity Food Group, LLC
By: Ken Henderson
Title: Owner

THE NEW TENANT:

Dixie Foods International, Inc.
By: Kenneth Antos
Title: CEO and President

KEN HENDERSON